Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-55432, No. 333-61168 and No. 333-72730) and Form S-8 (No. 333-103663, No. 333-61248, No. 333-54976, No. 333-52634, No. 333-47020, No. 333-92619 and No. 333-81492) of SonicWALL, Inc. of our reports dated January 27, 2003, except as to Note 13, which is as of March 17, 2003, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 28, 2003